                               Exhibit 8(a)(e)

      Participation Agreement Between Fidelity Distributors Corporation
                                     and
                           Canada Life of New York

                             PARTICIPATION AGREEMENT

                                     Between

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                    CANADA LIFE INSURANCE COMPANY OF NEW YORK

         THIS AGREEMENT, made and entered into as of this 15th day of April, 1994 by and between Canada Life Insurance Company of New York, (hereinafter the "Company"), a Michigan corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time, (each such account hereinafter referred to as an "Account" and collectively as the "Accounts"), and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

         WHEREAS, each Fund set forth on Schedule A hereto (which may be amended from time to time by mutual written consent) engages in business as an open-end management investment company.

         WHEREAS, the beneficial interest in any Fund may be divided into several series of shares, each designated a "Portfolio" as set forth in Schedule A and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Company has established the Accounts, to serve as investment vehicles for the group annuity contracts offered by the Company set forth on Schedule A (which may be amended from time to time by mutual written consent) ("Contracts"). Selection of a particular investment company is made by the owner of a certificate issued under a Contract ("Certificate") in accordance with the provisions of the applicable Contract; and

         WHEREAS, the Underwriter is registered as a broker/dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

         WHEREAS, to the extent permitted by applicable securities and insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable annuity contracts.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:


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
ARTICLE I. Sale of Fund Shares

         1.1. The Underwriter agrees to make available shares of the Portfolios indefinitely for purchase at the applicable net asset value per share next computed in accordance with the then current prospectus for the applicable Fund after receipt by the applicable Fund of the order for purchase by the Company and its Accounts on those days on which the applicable Fund calculates its net asset value pursuant to rules of the SEC; provided that the Company qualifies for any sales load waiver described in the then current prospectus for such Portfolio. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made. Payment shall be in federal funds transmitted by wire. Upon receipt by a Fund of the federal funds so wired, for purposes of Section 2.6 such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. The Funds shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange is open for trading and to make their net asset values available to the Company by 7 p.m. Boston time. Notwithstanding the foregoing, the Board of Trustees of the Funds (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.2. Each Fund, on behalf of its Portfolios, agrees to redeem for cash, on the Company's request, any full or fractional shares of the Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed in accordance with the then current prospectus for the applicable Fund after receipt by the applicable Fund of the request for redemption.

         1.3. The Company agrees that all net amounts available under the Contracts shall be invested in the Portfolios, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Portfolios if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios; or
(b) the Company gives the Underwriter 60 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Underwriter prior to their signing this Agreement; or (d) the Underwriter consents to the use of such other investment company.

         1.4. Issuance and transfer of the Portfolios, shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Portfolios will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.5. The Funds shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Funds shall notify the Company of the number of shares so issued as payment of such dividends and distributions.


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
         1.6 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner or plan participant initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or legal precedent of general application (hereinafter referred to as "Legally Required Redemptions"). Upon request, the Company will promptly furnish to the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts or the plans funded thereby, the Company shall not prevent Contract Owners or plan participants, as the case may be, from allocating payments to a Fund that was otherwise available under the Contracts or the plans, as appropriate, without first giving the Underwriter 90 days notice of its intention to do so.

ARTICLE II. Representations and Warranties

         2.1. The Company represents and warrants that the Contracts and Certificates are or will be registered under the Securities Act of 1933 ("1933 Act") or are exempt from registration thereof; that the Contracts and Certificates will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts and Certificates shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 500.925 of the Michigan Insurance Code and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940 ("1940 Act") to serve as a segregated investment account for the Contracts or is exempt from registration thereunder.

         2.2. The Underwriter represents that each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that any Fund ceased to so qualify or might not so qualify in the future.

         2.3. The Company represents that the Contracts and Certificates are currently treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Underwriter immediately upon having a reasonable basis for believing that the Contracts or Certificates have ceased to be so treated or that they might not be so treated in the future.

         2.4. The Underwriter makes no representation as to whether any aspect of any Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

         2.5. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.6. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds, in an amount not less than the minimum coverage as required currently of entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. Prospectuses and Proxy Statements; Voting

         3.1. Unless otherwise required by applicable federal law, the Company will distribute to Certificate owners all proxy material furnished by the Funds and will vote Portfolio shares in accordance with instructions received from those Certificate owners with Certificate value allocated to Portfolio shares. The Company shall vote Portfolio shares for which no instructions have been received in the same proportion as shares for which such instructions have been received from Certificate owners. The Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for Portfolio shares held by Certificate owners.

ARTICLE IV. Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material in which any Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Underwriter or its designee objects to such use within fifteen Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statements on behalf of any Fund or concerning any Fund in connection with the sale of the Contracts and Certificates other than the information or representations contained in the registration statement or prospectus for such Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for such Fund, or in sales literature or other promotional material approved by the Underwriter or its designee, except with the permission of the Underwriter or its designee.

         4.3. Sales literature in which any Fund or its investment advisor is named shall be submitted to the SEC or NASD for review as required by applicable law. Copies of any comments received shall be sent to the Underwriter or its designee.

         4.4. The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Account is named, at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen Business Days after receipt of such material.


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
         4.5. The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Account, the Contracts or the Certificates other than the information or representations in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.6. The Company will provide to the Underwriter at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or any Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V. Fees and Expenses

         5.1. The Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if a Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.

         5.2. Each Fund shall bear the expenses for the cost of registration and qualification of its shares, preparation and filing of its prospectus and registration statement, proxy materials and reports. The Underwriter shall provide to the Company one copy for each Account of each Fund's prospectus, proxy materials and reports. The Company shall provide, at its own expense unless otherwise agreed to in writing by the Company and any affiliate of the Underwriter, a copy of such prospectuses, proxy materials and reports to Certificate owners who have allocated a portion of their Certificate value to the applicable Fund. In addition, the Company shall not permit any Certificate owner to allocate any portion of their Certificate value to a Fund unless prior to such allocation such Certificate owner has received a copy of the Fund's current prospectus.


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
ARTICLE VI. Indemnification

         6.1. Indemnification By the Company

         6.1(a). The Company agrees to indemnify and hold harmless each Fund and each trustee of the Board and officers and each person, if any, who controls any Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Fund's shares, the Contracts or the Certificates and arise out of or result from or are based upon:

                  (i) any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or Certificates or sales literature for the Contracts or Certificates (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Fund for use in the Registration Statement or prospectus for the Contracts or Certificates or in the Contracts or Certificates or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Certificates or any Fund shares; or

                  (ii) statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of any Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Certificates or any Fund Shares; or

                  (iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of any Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Underwriter by or on behalf of the Company; or

                  (iv) failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) material breach of any representation and/or warranty made by the Company in this Agreement or any other material breach of this Agreement by the Company.


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
         6.1(b). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         6.1(c). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of any Fund's Shares or the Contracts or Certificates or the operation of any Fund.

         6.2. Indemnification by the Underwriter

         6.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Fund's shares or the Contracts or Certificates and arise out of or result from or are based upon any:

                  (i) untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of any Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by or on behalf of the Company for use in the Registration Statement or prospectus for any Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Certificates or any Fund shares; or

                  (ii) statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts or Certificates not supplied by the Underwriter or persons under its control) or wrongful conduct of any


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
                  Fund, or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Certificates or any Fund shares; or

                  (iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts or Certificates, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of any Fund; or

                  (iv) failure by any Fund to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) material breach of any representation and/or warranty made by the Underwriter in this Agreement or any other material breach of this Agreement by the Underwriter.

         6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         6.2(c). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or Certificates or the operation of any Account.

ARTICLE VII. Applicable Law

         7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

         7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.


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
ARTICLE VIII. Termination

         8.1. This Agreement shall continue in full force and effect until the first to occur of:

         (a) termination by any party for any reason on sixty (60) days' advance written notice delivered to the other parties; or

         (b) termination by the Company by written notice to the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

         (c) termination by the Company by written notice to the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

         (d) termination by the Company by written notice to the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that such Fund may fail to so qualify; or

         (e) termination by the Underwriter by written notice to the Company, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (f) termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

         8.2 Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement.

ARTICLE IX. Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Underwriter:
                  82 Devonshire Street
                  Boston, Massachusetts 02109


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
                  Attention: Treasurer

         If to the Company

                  Canada Life Insurance Company of New York
                  6201 Powers Ferry Road Northwest, Suite 600
                  Atlanta, GA 30339
                  Attn: David A. Hopkins

ARTICLE X. Miscellaneous

         10.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and Certificates and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until after such time, if any, as it has come into the public domain.

         10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         10.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         10.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall, permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

         10.8. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:


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
         (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP")), as soon as practical and in any event within 90 days after the end of each fiscal year;

         (b) the Company's quarterly statements (statutory and GAAP), as soon as practical and in any event within 45 days after the end of each quarterly period;

         (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

         (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

         (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

         10.9 All persons dealing with any Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders of any Fund assume any personal liability for obligations entered into or on behalf of the Fund.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

CANADA LIFE INSURANCE COMPANY OF NEW YORK
By its authorized officers,

By: /s/
   ---------------------------

Title: PRESIDENT
      ------------------------

Date: APRIL 29, 1994
     -------------------------

By: /s/ D.E. Barton
   ---------------------------

Title: DIRECTOR, GROUP SALES
      ------------------------

Date: APRIL 29, 1994
     -------------------------


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
FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/
   ---------------------------

Title: President
      ------------------------

Date:  4/28/94
     -------------------------




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
                                   SCHEDULE A

Name and Date of
Formation of               Policy Form Numbers of Contracts             Corresponding Mutual
Separate Account           Issued Through Separate Account              Fund or Fund Portfolio
----------------           -------------------------------              ----------------------

Canada Life Insurance      Canada Life 401(k)                           Fidelity Advisor Growth Opportunities Fund
Company of New York                                                     Fidelity Advisor Income and Growth Fund
Annuity Account 2                                                       Fidelity Advisor High Yield Fund
(2-25-93)                                                               Fidelity VIP Fund Overseas Portfolio
                                                                        Fidelity VIP Fund II Asset Manager Portfolio
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